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                                                                    EXHIBIT 12.1

                                 ADVANSTAR INC
          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY
       IN THE COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES
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                                                                          PREDECESSORS
                                 ----------------------------------------------------------------------------------------------
                                                                                                                FOR THE PERIOD
                                                                                                                FROM JANUARY 1,
                                                                                                THREE MONTHS     2000 THROUGH
                                                                                                    ENDED
                                 FIVE MONTHS   SEVEN MONTHS
                                   ENDED         ENDED
                                                                         YEAR ENDED               MARCH 31,       OCTOBER 11,
                                                                        DECEMBER 31,
                                  MAY 31,      DECEMBER 31,
                                                               ------------------------------   -------------   ---------------
                                   1996           1996
                                                                1997        1998       1999        2000            2000
                                 -----------   -------------   --------   --------   --------   -------------   ---------------
                                                                                                 (UNAUDITED)
                                                                     (DOLLARS IN THOUSANDS)
Earnings before fixed charges:
  Income (loss) before income
    taxes, extraordinary item
    and accounting change......    $ 4,469        $(9,338)     $(8,312)   $(27,172)  $(13,458)     $21,227          $(6,082)
  Portion of rents
    representative of interest
    factor.....................        382            575        1,024       1,368      1,798          416            1,821
  Interest on indebtedness.....      6,963          7,511       15,117      27,862     39,888       12,359           38,096
                                   -------        -------      -------    --------   --------      -------          -------
    Earnings (loss) before
      fixed charges............    $11,814        $(1,252)     $ 7,829    $  2,058   $ 28,228      $34,002          $33,835
                                   =======        =======      =======    ========   ========      =======          =======
Fixed charges:

  Portion of rents
    representative of interest
    factor.....................    $   382        $   575      $ 1,024    $  1,368   $  1,798      $   416          $ 1,821
  Interest on indebtedness.....      6,963          7,511       15,117      27,862     39,888       12,359           38,096
                                   -------        -------      -------    --------   --------      -------          -------
    Total fixed charges........    $ 7,345        $ 8,086      $16,141    $ 29,230   $ 41,686      $12,775          $39,917
                                   =======        =======      =======    ========   ========      =======          =======
Ratio of earnings to fixed
  charges......................        1.6             --           --          --         --          2.7               --
                                   =======        =======      =======    ========   ========      =======          =======
Deficiency in the coverage of
  fixed charges by earnings
  before fixed charges.........    $    --        $(9,338)     $(8,312)   $(27,172)  $(13,458)     $    --          $(6,082)
                                   =======        =======      =======    ========   ========      =======          =======

                                                   ADVANSTAR
                                 ---------------------------------------------
                                 FOR THE PERIOD
                                  FROM OCTOBER
                                       12,                       THREE MONTHS
                                  2000 THROUGH                       ENDED
                                  DECEMBER 31,                     MARCH 31,
                                                    COMBINED
                                 ---------------   -----------   -------------
                                    2000             2000           2001
                                 ---------------   -----------   -------------
                                                   (UNAUDITED)    (UNAUDITED)
                                    (DOLLARS IN THOUSANDS)
Earnings before fixed charges:
  Income (loss) before income
    taxes, extraordinary item
    and accounting change......     $(29,930)       $(36,012)       $ 2,257
  Portion of rents
    representative of interest
    factor.....................          430           2,251            643
  Interest on indebtedness.....       15,219          53,315         17,168
                                    --------        --------        -------
    Earnings (loss) before
      fixed charges............     $(14,281)       $ 19,554        $20,068
                                    ========        ========        =======
Fixed charges:
  Portion of rents
    representative of interest
    factor.....................     $    430        $  2,251        $   643
  Interest on indebtedness.....       15,219          53,315         17,168
                                    --------        --------        -------
    Total fixed charges........     $ 15,649        $ 55,566        $17,811
                                    ========        ========        =======
Ratio of earnings to fixed
  charges......................           --              --            1.1
                                    ========        ========        =======
Deficiency in the coverage of
  fixed charges by earnings
  before fixed charges.........     $(29,930)       $(36,012)       $    --
                                    ========        ========        =======
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